BYLAWS
                                       OF
                       NEW ENGLAND COMMUNITY BANCORP, INC.

                                    ARTICLE I

                                     OFFICES

            Section 1. PRINCIPAL OFFICE IN DELAWARE. The principal office of New England Community Bancorp, Inc. (the "Corporation") in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

            Section 2. OTHER OFFICES. The Corporation may have a principal or other office at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held in the County of Hartford and State of Connecticut. The Board of Directors shall fix the place within said county for the holding of such meetings, and at least ten (10) days notice shall be given to the stockholders of the place so fixed in the manner set forth in Section 6 of this Article II. All other meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices or waivers of notice thereof.

            Section 2. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and the transaction of other business shall be held on a date fixed by the Board of Directors, but no later than the third Tuesday in May. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as may be brought before the meeting.

            Section 3. NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered

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to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that if both (i) fewer days than seventy (70) days notice of the meeting is given to stockholders, and (ii) such meeting is held more than thirty (30) days before or after the corresponding date of the annual meeting held in the preceding year, then such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. As used herein, notice to the stockholders shall be deemed to have been given on the date of the Corporation's quarterly report, letter to stockholders or other communication to stockholders disclosing the date of the next annual meeting and provided that the annual meeting is in fact held on such date or within thirty (30) days after such date.

            A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of stock of the Corporation of which the stockholder is the Beneficial Owner (as that term is defined in the Restated Certificate of Incorporation of the Corporation), and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3, and any such business not properly brought before the meeting shall not be transacted.

            Section 4. SPECIAL MEETINGS. A special meeting of the stockholders (or of any class thereof entitled to vote) for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by order of a majority of the Board of Directors. Special meetings may not be called by any other person or persons.

            Section 5. QUALIFICATIONS OF DIRECTORS. No person shall be elected, or hold a position as a director of the Corporation, if such person has been convicted of a felony, been held in an administrative proceeding or the courts of the United States or any state thereof to have violated the securities or blue sky laws of the United States or any such state, has not attended at least 75% of the meetings of the Board of the Corporation or of any other public corporation while a director, unless such absences were excused by such board, or after the close of the fiscal year in which such person's 68th birthday occurs. In addition, each nominee shall meet any qualifications or requirements promulgated by any agency regulating the Corporation.

            Section 6. NOMINATION OF DIRECTORS. In addition to the right of the Board of Directors of the Corporation to make nominations for the election of directors, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors if that stockholder complies with all of the provisions of this Section 6.

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                        (a) Advance notice of such proposed  nomination shall be
            received by the Chairman of the Governance Committee of the Board of Directors of the Corporation (which notice may be sent in care of the Secretary of the Corporation) or, in the absence of such a Committee, by the Secretary of the Corporation, not less than sixty
            (60) days nor more than ninety (90) days prior to any meeting of the
            stockholders  called  for  the  election  of  directors;   provided,
            however, that if both (i) fewer than seventy (70) days notice of the meeting is given to stockholders, and (ii) such meeting is held more than thirty (30) days before or after the corresponding date of the annual meeting held in the preceding year, then such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. As used herein, notice to the stockholders shall be deemed to have been given on the date of the Corporation's quarterly
            report,   letter  to   stockholders   or  other   communication   to
            stockholders disclosing the date of the next annual meeting, provided that the annual meeting is in fact held on such date or within thirty (30) days after such date.

                        (b) Each notice  under  Section 6(a) shall set forth (i)
            the name, age, business address, and, if known, residence address of the nominee proposed in such notice, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of stock of the Corporation of which the nominee is the Beneficial Owner (as that term is defined in the Restated Certificate of Incorporation of the Corporation), (iv) a statement to the effect that the nominee meets the qualifications set forth in Section 5 of this Article II, and (v) any other information relating to such person which would be required to be disclosed in public solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

                        (c) The nomination  made by the  stockholder may only be
            made in a meeting of the stockholders of the Corporation called for the election of directors at which such stockholder is present in person or by proxy, and may only be made by a stockholder who has therefore complied with the notice provisions of Section 6(a) and
            (b) above.

                        (d) The  Chairman  of the  meeting  shall,  if the facts
            warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.

            Section 7. NOTICE OF MEETINGS. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) days before the date on which the meeting is to be held to each stockholder of record entitled to vote by delivering a notice thereof to such stockholder personally or by mailing such notice in a postage prepaid envelope directed to such stockholder at the address as it appears on the stock ledger of the Corporation, unless there shall be filed

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with the Secretary of the  Corporation a written  request that notices  intended for such stockholder be directed to another address, in which case such notice shall be directed to the address designated in such request. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof. Notices of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; provided, however, that if any stockholder shall in person or by attorney thereunto authorized, in writing or
by  telegraph,   cable  or  wireless,   waive  notice  of  any  meeting  of  the
stockholders, whether prior to or after such meeting, no such notice need be given. Notice of any adjourned meeting of the stockholders shall not be required to be given, except as expressly required by law.

            Section 8. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order, and showing the address, and the number of shares registered in, the name of each stockholder. Such list shall be open for ten (10) days at the place where said election is to be held or at some other specified place within the City of Windsor, State of Connecticut to the examination of any stockholder during ordinary business hours and shall be produced and kept at the time and place of the election during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

            Section 9. QUORUM. At each meeting of the stockholders, the holders of record of one third (1/3) of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

            Section 10. VOTING. Except as otherwise provided in the Restated Certificate of Incorporation, at every meeting of the stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period, and, except where the transfer books of the Corporation shall have been closed for a date shall have been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the Corporation within twenty

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(20) days next preceding  such election of directors.  Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted upon directly or indirectly. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the laws of the State of Delaware. Unless otherwise provided in the Restated Certificate of Incorporation, all elections of directors shall be by ballot. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or as so directed by the Chairman of the meeting or required by the laws of the State of Delaware, the vote thereat on any other question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

                                   ARTICLE III

                               BOARD OF DIRECTORS

            Section 1. GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

            Section 2. NUMBER AND TERM OF OFFICE. The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3). Directors shall be stockholders. Each director shall hold office until the annual meeting of the stockholders next following election and until a successor shall have been elected and shall qualify, or until such director's death, resignation or removal.

            Section 3. QUORUM AND MANNER OF ACTING. Unless otherwise provided by law, the presence of one third (1/3) of the whole Board of Directors, and in any case not less than two (2) directors, shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware.

            Section 4. PLACE OF MEETINGS, BOOKS AND RECORDS. The Board of Directors may hold its meetings, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware as the Board may from time to time determine.

            Section 5. ANNUAL MEETING. As promptly as practicable after each annual meeting of the stockholders for the election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.

            Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice.

            Section 7. SPECIAL MEETINGS AND NOTICE THEREOF. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors. Notice of each such meeting shall be mailed to each director, addressed to such director's residence or usual place of business, at least two (2) days before the date on which the meeting is to be held, or shall be sent to such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purpose thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section
7. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

            Section 8. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office including those who have so resigned shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

            Section 9. REMOVAL. Any director may be removed if two thirds (2/3) of the whole Board determines that the director in question is or has engaged in activities, the nature of which have or would bring disrepute upon the Corporation, at a meeting called for that purpose.

            Section 10. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless otherwise provided by the Restated Certificate of Incorporation or the laws of the State of Delaware.

            Section 11. COMPENSATION OF DIRECTORS. By resolution of the Board, directors may receive a stated salary for their services and a specific sum may be allowed for attendance at each regular or special meeting of the Board or a specific sum may be allowed for attendance at a meeting of any committee thereof; provided that nothing herein contained

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shall be construed to preclude any director from serving the  Corporation or any subsidiary thereof in any other capacity and receiving compensation therefore.

            Section 12. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees. Each committee shall consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in these Bylaws, shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), as the Board may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Restated Certificate of Incorporation, but no such committee shall have power or authority in reference to the following matters: (i) approving, adopting or recommending to the stockholders, any action or matter expressly required by Section 141 of the General Corporation Law of the State of Delaware (the "GCL") to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Such committee or committees shall keep regular minutes of their proceedings and report them to the Board when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power to change the membership of any such committee, to fill vacancies thereon and to discharge any such committee, or any person thereon, at any time. The President of the Corporation shall be an ex officio member of each committee of the Board. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee attended.

            The following shall be the permanent committees of the Board, and the duties and powers of each.

                        (a) EXECUTIVE  COMMITTEE.  The Executive Committee shall
            be composed of members of the Board. It shall take such action as may be necessary or required between meetings of the Board of Directors in instances where it is not necessary or convenient to hold meetings of the full Board. Prior to any such meeting, an attempt shall be made to contact all of the members of the Board by telephone, facsimile or e-mail. It shall have the full power of the Board, except as set forth in Section 141, GCL. All of its actions shall be reported in written minutes, which shall be reviewed and approved or disapproved by the Board after each meeting and filed with the Board minutes. Any action taken by such Committee shall be final, unless disapproved by the Board, and in such instance they shall be final, and actions taken pursuant thereto shall be valid, until such disapproval is evidenced by the Board.

                        (b) LOAN COMMITTEE AND SPECIAL ASSET COMMITTEE. The Loan
            Committee shall review all loans proposed to be made by the subsidiaries of the Corporation which are in excess of an amount to be determined from time to time by the Board, or which have other characteristics that the Board determines from time to time should be reviewed on behalf of the Corporation. The Committee shall report to the Board when it seeks direction or believes the Board should know of particular transactions, but will not regularly report. It shall keep its own records of its actions.

                        (c) INVESTMENT COMMITTEE. The Investment Committee shall
            review the investment portfolios of the Corporation and its subsidiaries. The Committee shall report to the Board when it seeks direction or believes the Board should know of particular transactions, but will not regularly report. It shall keep its own records of its actions.

                        (d) COMPENSATION  COMMITTEE.  The Compensation Committee
            shall  review the  compensation  offered by the  Corporation  to its senior executives, including stock option, bonus, retirement, deferred compensation, insurance and similar matters. It shall establish objectives and evaluate each senior executive in writing, and make its objectives, evaluations and compensation recommendations to the Board as to such matters not less than annually. Its proceedings, and any Board discussion of them, shall be kept on a strictly confidential basis.

                        (e) AUDIT  COMMITTEE.  The Audit Committee shall have at
            least two outside directors as members. It shall recommend the Auditors to be hired by the Corporation and shall negotiate the terms of their engagement. It shall, assisted by the Auditors of the Corporation, determine whether the Corporation maintains proper checks and deterrences against fraud and inaccurate reporting of financial results. It shall, at the conclusion of each year's audit, review the management letter prepared by the Auditors, discuss it with them and, with the assistance of management, prepare a reply which shall be circulated to, and discussed with, the Board.

                        (f)  CORPORATE  GOVERNANCE   COMMITTEE.   The  Corporate
            Governance Committee shall:

                                    (i)  Consider  and  recruit  members  of the
                        Board. It shall seek to maintain an active and effective Board. Potential nominees will be interviewed, screened and nominated by them. Each nominee will normally own Common Stock of the Corporation, but such ownership may be waived by such Committee. The activities of present members of the Board will be reviewed by this Committee to determine if they are actively assisting the Corporation in its mission. Any member of the Board who knows of a person who would be a desirable candidate for election to the Board shall contact this Committee.

                                    (ii)  Together  with the  management  of the
                        Corporation, it will evaluate candidates for principal officers of the Corporation.

                                    (iii) On an ongoing  basis,  it will  review
                        the Restated  Certificate of

                        Incorporation, Bylaws, the internal procedures and policies of the Corporation and other governing documents and recommend amendments when it feels they are required to ensure that such procedures and policies do not hinder, but assist the Corporation in carrying out its mission, and in redefining that mission when necessary.

            The records of this Committee will be confidential. It will not itself take any independent action, but make recommendations to the Board.

            Section 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

                                   ARTICLE IV

                                    OFFICERS

            Section 1. NUMBER. The principal officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of these Bylaws. One person may hold the offices and perform the duties of any two or more of said offices, except the offices and duties of President and Secretary.

            Section 2. ELECTION OR APPOINTMENT AND TERM OF OFFICE. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until a successor shall have been duly chosen and shall qualify, or until death, resignation or removal.

            Section 3. SUBORDINATE OFFICERS. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the President or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

            Section 4. REMOVAL. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board at which a quorum is present.

            Section 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board or to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 6. VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.

            Section 7. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

            Section 8. PRESIDENT. The President shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Subject to the control and discretion of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and in general, shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned by the Board of Directors.

            Section 9. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

            Section 10. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. The Treasurer shall exhibit at all reasonable times the books of accounts and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors. The Treasurer shall give such bond, if any, as the Board of Directors may require.

            Section 11. SECRETARY. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; unless otherwise directed shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

            Section 12. SALARIES. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.

                                    ARTICLE V

                                 INDEMNIFICATION

            The Corporation shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer to the maximum extent permitted by Section 145 of the GCL.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

            Section 1. CERTIFICATE OF STOCK. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by such stockholder.

            Section 2. STOCK CERTIFICATES. Any stock certificate which certifies the number of shares owned by any holder of stock of the Corporation shall be numbered in the order in which it shall be issued and shall be signed by the Chairman of the Board or the President or any Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and shall have the seal of the Corporation affixed thereto; provided, however, that, where any such certificate is signed (i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by resolution so authorize, the signature of such Chairman of the Board, President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimiles thereof. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

            Section 3. STOCK LEDGER. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date thereof, and in case of cancellation, the date of cancellation.

            Section 4. CANCELLATION. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7 of this Article VI.

            Section 5. TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this
Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

            Section 6. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Restated Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

            Section 7. LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES. As a condition to the issue of a new certificate of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or a legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of
Directors, in its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

            Section 8. RECORD DATE. The Board may fix a date in advance of not exceeding fifty (50) days preceding the date of any meeting of stockholders (nor less than ten (10) days before the date of such meeting), or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining any written consent to corporate action without a meeting, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or to give such written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

            Section 1. CORPORATE SEAL. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1984. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

            Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be specified by the Board of Directors.

            Section 3. VOTING OF STOCK OWNED BY THE CORPORATION. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which the Corporation may hold stock.

            Section 4. DIVIDENDS. Subject to the provisions of the Restated Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion may deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the directors may deem conducive in the interests of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

            Except as provided in Section 11.8 of the Restated Certificate of Incorporation, the Bylaws of the Corporation may be altered, amended or repealed either by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the Board of Directors at any regular or special meeting of the Board of Directors. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.